Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS
ANNOUNCES PROPOSED $500 MILLION SENIOR NOTES OFFERING
HILLIARD, Ohio – (February 12, 2026) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading provider of innovative water management solutions in the stormwater and onsite wastewater industries, today announced that the Company intends, subject to market and other conditions, to commence an offering (the “Offering”) of up to $500 million aggregate principal amount of senior unsecured notes due 2034 (the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by each of the Company’s present and future direct and indirect domestic subsidiaries that guarantee its senior secured credit facility.
In connection with the issuance of the Notes, the Company expects to amend its existing senior secured credit facility to (i) increase the revolving credit facility from $600 million to $750 million, (ii) increase the term loan “B” from $408 million to $600 million, and (iii) extend the maturity date (the “Amended Credit Facility”). The closing of this Offering is not conditioned on the closing of the Amended Credit Facility. The completion of the Amended Credit Facility is also subject to customary closing conditions and there can be no assurance as to whether or when the Amended Credit Facility may be completed, if at all.
The Company intends to use the net proceeds from the Offering, together with the proceeds of the term loan “B” portion of the Amended Credit Facility, to refinance the outstanding balance under the existing senior secured credit facility and redeem all of the Company's outstanding 5.000% senior notes due 2027 with the balance for general corporate purposes.
The Notes and the related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction. The Notes and the related guarantees may not be offered or sold within the United States or to United States persons, except to persons reasonably believed to be qualified institutional buyers in reliance on an exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes or the related guarantees, nor will there be any sale of the Notes, or the related guarantees in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release does not constitute a notice of redemption with respect to ADS’ 5.000% senior notes due 2027. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
About the Company
Advanced Drainage Systems is a leading manufacturer of innovative stormwater and onsite wastewater solutions that manage the world’s most precious resource: water. ADS, along with NDS and Infiltrator Water Technologies, provides superior stormwater drainage and onsite wastewater products used across commercial, residential, infrastructure, and agricultural applications, while delivering unparalleled customer service. ADS operates the industry’s largest company-owned fleet, an expansive sales team and a vast manufacturing network. As one of the largest plastic recycling companies in North America, ADS keeps millions of pounds of plastic out of landfills each year. Founded in 1966, ADS’ water management solutions are designed to last for decades.
Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: disruption or volatility in general business and economic conditions in the markets in which we operate; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets; uncertainties surrounding the integration and realization of anticipated benefits of acquisitions and the ability to do so within anticipated time frames, including our ability to successfully complete the acquisition of NDS and to integrate NDS into our business; risks that the acquisition of NDS may involve unexpected costs, liabilities or delays, risks that the cost savings and synergies from the acquisition of NDS may not be fully realized, the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; the risk associated with manufacturing processes; the effect of global climate change; our ability to protect against cybersecurity incidents and disruptions or failures of our IT systems; our ability to assess and monitor the effects of artificial intelligence, machine learning, and robotics on our business and operations; our ability to manage our supply purchasing and customer credit policies; our ability to control labor costs and to attract, train and retain highly qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to appropriately address any

Exhibit 99.1
environmental concerns that may arise from our activities; the risks associated with our current levels of indebtedness, including borrowings under our existing credit agreement and outstanding indebtedness under our existing senior notes; and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
For more information, please contact:
Michael Higgins
VP, Corporate Strategy & Investor Relations
(614) 658-0050
Michael.Higgins@adspipe.com